UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2004

Mercury Air Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7134	11-1800515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5456 McConnell Avenue, Los Angeles, California		90066

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 827-2737

Not Applicable

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events

     On October 6, 2004 Mercury Air Group, Inc., ( the “Company”) issued a press release announcing the declaration of a contingent one-time special dividend of $17.5 million payable on a pro rata basis to holders of record of its common stock as of the close of business on October 18, 2004. The dividend would be paid on November 5, 2004, subject to satisfactory amendment of the loan agreement with its lender. The press release is incorporated herein to this Form 8-K by reference and a copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number
99.1	Press Release of Mercury Air Group, Inc., dated October 6, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY AIR GROUP, INC.

(Registrant)

Date October 7, 2004	/S/ Robert Schlax

Robert Schlax
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of Mercury Air Group, Inc., dated October 6, 2004.